UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13921	65-0377773
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

255 Alhambra Circle, Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2008, Alfred R. Camner retired as Chairman of the Board and Chief Executive Officer of BankUnited Financial Corporation (the “Company”) and its subsidiary BankUnited, FSB (the “Bank”). In connection with Mr. Camner’s retirement, the Company, the Bank and Mr. Camner entered into a retirement agreement, dated October 20, 2008 (the “Retirement Agreement”), under the terms of which Mr. Camner is entitled to receive certain payments and benefits, subject to approval by applicable regulatory authorities, including the Office of Thrift Supervision (the “OTS”). The terms of the Retirement Agreement are summarized in Item 5.02 of this report, and a copy of the Retirement Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Effective October 20, 2008, Lauren R. Camner resigned as a director, officer and employee of the Company and the Bank. In connection with Ms. Camner’s resignation, the Company, the Bank and Ms. Camner entered into a letter agreement, dated October 20, 2008 (the “Letter Agreement”), under the terms of which Ms. Camner is entitled to receive certain payments and benefits, subject to approval by applicable regulatory authorities, including the OTS. The terms of the Letter Agreement are summarized in Item 5.02 of this report, and a copy of the Letter Agreement is attached as Exhibit 10.2 to this report and incorporated herein by reference. Lauren R. Camner is the daughter of Alfred R. Camner.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with Mr. Camner’s retirement, and effective October 20, 2008, the Company, the Bank and Mr. Camner terminated the following employment agreements: (i) the Third Amended and Restated Employment Agreement dated as of July 28, 2006 between Mr. Camner and the Company (the “Company Employment Agreement”), and (ii) the Third Amended and Restated Employment Agreement dated as of July 28, 2006 between Mr. Camner and the Bank (the “Bank Employment Agreement,” and, collectively with the Company Employment Agreement, the “Employment Agreements”). The terms of the Employment Agreements are described in the Schedule 14A filed by the Company with the Securities and Exchange Commission on December 27, 2007, and such description is incorporated herein by reference. Copies of the Employment Agreements were filed as Exhibits 10.29 and 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ramiro Ortiz as Chief Executive Officer

Effective October 20, 2008, Ramiro Ortiz, the President and Chief Operating Officer of the Company and the Bank, was appointed Chief Executive Officer of the Company and the Bank. Mr. Ortiz succeeds Alfred R. Camner, who retired as Chairman of the Board and Chief Executive Officer of the Company and the Bank on October 20, 2008.

Ramiro Ortiz, age 57, has served as a Director, President, and Chief Operating Officer of both the Company and the Bank since 2002. Before joining the Company, he was employed as Chairman and Chief Executive Officer of SunTrust Bank Miami from July 2002 to August 2002, as President from 1996 to August 2002, and as Executive Vice President of Community Banking from 1987 to 1996. He also served as Chairman of the Greater Miami Chamber of Commerce from 2001 to 2002, and as Campaign Co-Chair of the United Way of Miami-Dade County in 1999.

Retirement of Alfred R. Camner as Chairman of the Board and Chief Executive Officer

On October 20, 2008, Alfred R. Camner resigned as an officer, director and employee of the Company and the Bank. In connection with Mr. Camner’s retirement, the Employment Agreements were terminated, as discussed in Item 1.02 of this report, and the Company, the Bank and Mr. Camner entered into a Retirement Agreement. The Retirement Agreement provides that, in exchange for a release of claims against the Company, the Bank and their affiliates, Mr. Camner will receive, among other benefits: (i) an amount equal to one year’s compensation, payable over a period of twelve months in accordance with the payroll practices of the Company; (ii) the continuation of health insurance coverage for one year for Mr. Camner, his spouse and his dependents; (iii) vesting, and repurchase by the Company at market value, of 339,313 restricted shares of Series B Preferred Stock of the Company which were previously issued to Mr. Camner; (iv) the transfer of 26,720 shares of the Company’s Series B Preferred Stock, and 163,617 shares of the Company’s Class B Common Stock, previously deposited by Mr. Camner upon his exercise of options and held in a grantor trust formed by the Company, of which Mr. Camner is the sole beneficiary; and (v) reimbursement of lease payments with respect to Mr. Camner’s automobile for a period of twelve months, the costs of maintaining an office and an administrative assistant for a period of six months, and up to $25,000 in legal expenses, all as described in the Retirement Agreement. All payments and benefits to be received by Mr. Camner pursuant to the Retirement Agreement are subject to the approval of the OTS, with the written concurrence of the Federal Deposit Insurance Corporation (the “FDIC”), pursuant to Part 359 of the FDIC regulations (12 C.F.R. Part 359).

The foregoing summary of the terms of the Retirement Agreement is qualified by reference to the full text of the Retirement Agreement, which is attached as Exhibit 10.1 to this report.

Appointment of Chairman and Vice-Chairman; Appointment of Member of Executive Committee

Effective October 20, 2008, the Company’s Board of Directors appointed its Vice Chairman, Lawrence H. Blum, to serve as the non-executive Chairman of the Board of the Company and of the Bank, and board member Bradley S. Weiss to serve as the non-executive Vice Chairman of the Board of the Company and of the Bank. Mr. Weiss was also appointed to serve on the Executive Committee of the Company and of the Bank.

Lawrence H. Blum, age 64, has served as a Director and Vice Chairman of the Board of the Company since 1993 and of the Bank since 1984. He has also served as Secretary of the Company and the Bank since 2002. He has been a partner of Rachlin Cohen & Holtz LLP, certified public accountants and consultants, since 1972, and has served as the firm’s managing director since 1992.

Bradley S. Weiss, age 48, has been a director of the Company and the Bank since May 2006. Since 1997, he has been employed as President and Chief Executive Officer of the Mortgage House, a mortgage lender, Main Street Funding, a company that acquires and services high risk loans, and Primary Title Services, a title insurance agency. Since March 2008, he has served as President of Crew Financial Group, Inc., an asset management firm specializing in distressed real estate assets. He has also served as President and Chief Executive Officer of JMA Group, Inc., a licensed real estate firm that provides commercial management and leasing services, since 1997. Mr. Weiss is a certified public accountant.

Resignation of Lauren R. Camner

Effective October 20, 2008, Lauren R. Camner resigned as an officer, director and employee of the Company and the Bank. In connection with Ms. Camner’s resignation, the Company, the Bank and Ms. Camner entered into a Letter Agreement which provides that, in exchange for a release of claims against the Company, the Bank and their affiliates, Ms. Camner will receive, among other benefits: (i) an amount equal to one year’s compensation, payable over a period of twelve months in accordance with the payroll practices of the Company; and (ii) the continuation of health insurance coverage for nine months for Ms. Camner and her spouse. All payments and benefits to be received by Ms. Camner pursuant to the Letter Agreement are subject to the approval of the OTS, with the written concurrence of the FDIC, pursuant to Part 359 of the FDIC regulations.

The foregoing summary of the terms of the Letter Agreement is qualified by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.2 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective October 20, 2008, the Company’s Board of Directors amended Sections 4.2 and 4.3 of the Company’s Bylaws to remove those provisions which require the Chairman of the Board of the Company to serve as the Chief Executive Officer of the Company. The purpose of this amendment is to permit the Company to elect a non-executive Chairman of the Board of Directors. A copy of the Company’s Bylaws, as amended, is attached as Exhibit 3 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 20, 2008, the Registrant issued a press release announcing the appointment of Ramiro Ortiz as Chief Executive Officer, the retirement of Alfred R. Camner, and other matters disclosed in this report. A copy of the Company’s press release is furnished as Exhibit 99.1 of this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

3	The Company’s Bylaws, as amended.

10.1	The Retirement Agreement among the Company, the Bank and Alfred R. Camner.

10.2	The Letter Agreement among the Company, the Bank and Lauren R. Camner.

99.1	The Company’s Press Release, dated October 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION (Registrant)

Date: October 24, 2008	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3	The Company’s Bylaws, as amended.

10.1	The Retirement Agreement among the Company, the Bank and Alfred R. Camner.

10.2	The Letter Agreement among the Company, the Bank and Lauren R. Camner.

99.1	The Company’s Press Release, dated October 20, 2008.